UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2016

LITERA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206260	47-4145514
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5751 Buckingham Pkwy Culver City, CA 90230

(Address of principal executive offices)

(424) 543-4006

 (Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2016, Litera Group, Inc., (“LITERA”) entered into a production play agreement (the “Agreement”) with Thomas Cooper (“Cooper”). Pursuant to the Agreement, LITERA granted to Cooper the sole and exclusive rights to present the play, “Gruesome Twosome Show”(the “PLAY”) for one or more performances. The price for such was $2,000. In exchange, LITERA agreed to perform such services as may be necessary in making revisions of the PLAY; assist in the selection of the cast and consult with, assist, and advise Cooper; and attend rehearsals of the PLAY.

Prior to the date of the Purchase Agreement, LITERA had no interaction, other than the negotiation of the Agreement, with Cooper.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Production Play Agreement, by and between Litera Group, Inc. and Thomas Cooper, dated December 5, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Litera Group, Inc.

Date: December 7, 2016	By:	/s/ Wade Gardner
	Name:	Wade Gardner
	Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Production Play Agreement, by and between Litera Group, Inc. and Thomas Cooper, dated December 5, 2016.

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